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                                                                    EXHIBIT 99.2

                                             NEWS RELEASE
                                             FOR IMMEDIATE RELEASE

                                             CONTACT: MERILYN H. HERBERT
                                             VICE PRESIDENT, INVESTOR  RELATIONS
                                             (615)370-1377

                  PROVINCE HEALTHCARE COMPLETES ACQUISITION OF
               ALABAMA HOSPITAL AND ANNOUNCES NEW LETTER OF INTENT

         Brentwood, TN, July 3, 2001 - Province Healthcare Company (Nasdaq:PRHC) announced today that it has completed the acquisition of the 214-bed Selma Baptist Hospital in Selma, Alabama.

         The hospital was acquired from Baptist Health of Montgomery, Alabama for approximately $31.0 million and had revenues of approximately $36.0 million in its last fiscal year.

         Additionally, Province announced the signing of a new Letter of Intent
(LOI) and now has three LOI's outstanding.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 15 general acute care hospitals in ten states with a total of 1,572 licensed beds. The Company also provides management services to 36 primarily non-urban hospitals in 13 states with a total of 2,981 licensed beds.

CONTACT: Merilyn H. Herbert, Province Healthcare Company (PRHC) at (615)370-1377